SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  07/31/2006
FILE NUMBER 811-5686
SERIES NO.: 11

72DD.   1.    Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                                  13,410
        2.    Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                                   1,574
              Class C                                                   1,314
              Class R                                                     111
              Investor Class                                              579
              Institutional Class                                         428

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
        1.    Dividends from net investment income
              Class A                                                  0.4182
        2.    Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                                  0.1978
              Class C                                                  0.1979
              Class R                                                  0.3443
              Investor Class                                           0.4210
              Institutional Class                                      0.5563

74U.    1.   Number of shares outstanding (000's Omitted)
             Class A                                                   33,493
        2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                                    6,945
             Class C                                                    6,038
             Class R                                                      485
             Investor Class                                             1,339
             Institutional Class                                          752


74V.    1.   Net asset value per share (to nearest cent)
             Class A                                                    32.65
        2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                                    32.75
             Class C                                                    32.68
             Class R                                                    32.66
             Investor Class                                             32.63
             Institutional Class                                        32.66